UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15 (d) OF THE SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): February 27, 2017

AUTHENTIDATE HOLDING CORP.
(Exact name of registrant as specified in its charter)

COMMISSION FILE NUMBER:  0-20190

DELAWARE	14-1673067
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

2225 Centennial Drive
Gainesville, GA 30504
(Address and zip code of principal executive offices)

1-(888) 661-0225
(Registrant's telephone number, including area code

CHECK THE APPROPRIATE BOX BELOW IF THE FORM 8-K FILING IS INTENDED TO SIMULTANEOUSLY SATISFY THE FILING OBLIGATION OF THE REGISTRANT UNDER ANY OF THE FOLLOWING PROVISIONS:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

As previously reported, on January 31, 2017, Authentidate Holding Corp. (the “Company”) determined to eliminate the position of Chief Operating Officer effective immediately. Accordingly, the Company’s employment of William P. Henry, who had been serving as the Company’s Chief Operating Officer since January 27, 2016, terminated effective as of January 31, 2017. Pursuant to compensatory arrangements previously entered into between the Company and Mr. Henry, Mr. Henry may be entitled to certain severance payments and benefits following the termination of his employment. On February 27, 2017, the Company entered into a separation agreement and general release (the “Separation Agreement”) with Mr. Henry addressing post-employment compensation arrangements.

The Separation Agreement provides that Mr. Henry will receive the following in consideration of the general release granted by him to the Company:

•         a severance payment in the amount of $160,000 (the “Severance Payment”), payable in equal installments on each of the Company’s regular pay dates during the twelve month commencing on the first regular executive pay date after May 1, 2017;

•         such number of shares of Common Stock of the Company which shall be determined by dividing $160,000 by the closing sales price of the Company’s Common Stock on the execution date of the Separation Agreement (for the purposes of the Separation Agreement, the term “execution date” means the date on which the expiration of the seven-day revocation period occurs);

•         stock option awards previously granted to Mr. Henry during his service as the chief strategy officer of the Company shall remain exercisable for the full duration of their original exercise periods and for the purpose of determining the exercisability of such options, the termination of his employment shall be deemed a termination without cause; and

•         Mr. Henry’s current health and insurance benefits will continue until February 1, 2018 and the Company shall promptly reimburse Mr. Henry for unreimbursed business expenses arising out of his service to the Company and for reasonable legal fees and costs of negotiating the Separation Agreement.

As of the effective date of termination of Mr. Henry's employment with the Company, he held options to purchase a total of 113,062 shares of common stock, of which 108,334 options were granted under the employment letter we had entered into with him concerning his service as chief strategy officer. The description of the Separation Agreement is qualified in its entirety by reference to the full text of such agreement, which is filed as Exhibit 10.1 to this Current Report on Form 8-K.

Item 3.02	Unregistered Sales of Equity Securities.

The Company hereby incorporates by reference into this Item 3.02 of the Current Report on Form 8-K from Item 1.01 of this Current Report on Form 8-K the information regarding the Company’s agreement to issue additional shares of Common Stock to Mr. Henry following the effective date of the Separation Agreement. The Company’s issuance of shares of Common Stock to Mr. Henry under the Separation Agreement, as described in Item 1.01 of this Current Report on Form 8-K, was made in reliance upon the exemption from registration under Section 4(a)(2) of the Securities Act of 1933, as amended, inasmuch as the Company believed the acquirers are accredited investors and the securities will be issued without any form of general solicitation or general advertising.

Item 5.02	Departure of Directors of Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b)      Effective with the execution of the Separation Agreement disclosed in Item 1.01 of this Current Report on Form 8-K, Mr. Henry, who had served as a member of the Company’s Board of Directors since June 18, 2015, resigned from the Board of Directors. The information set forth in Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

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Item 8.01	Other Events.

On March 1, 2017, the Company extended the expiration date of an aggregate of 309,547 outstanding common stock purchase warrants. The affected common stock purchase warrants were originally issued in March and September 2012 in separate private placements of the Company’s securities. Of the warrants extended, an aggregate of 124,370 warrants would otherwise have expired on March 15, 2017 and 185,177 warrants would have expired on September 29, 2017. In both cases, the expiration date of the warrants has been extended to September 29, 2018. All of these warrants have an exercise price of $12.06 per share. Other than the extension of the term of these warrants, the provisions of the warrants remain unchanged.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

The following exhibit is attached to this Form 8-K:

Exhibit No.	Description
10.1	Separation Agreement

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

AUTHENTIDATE HOLDING CORP.

	By:	/s/ Paul S. Suda
	Name:	Paul S. Suda
	Title:	General Counsel
Date: March 3, 2017

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EXHIBIT INDEX

Exhibit Number	Description
10.1	Separation Agreement

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